SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2010
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References in this Report to “we,” “us,” “our” or the “company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN North America Corp., a Delaware corporation, and its subsidiary Pac-Van, Inc., an Indiana corporation, GFN Mobile Storage Inc., a Delaware corporation, and GFN U.S. Australasia Holdings, Inc., a Delaware corporation, its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFNAH”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation, its subsidiary RWA Holdings Pty Limited, an Australian corporation, and its subsidiaries.  GFNAH and its subsidiaries are collectively referred to in this Report as “Royal Wolf” or the “Royal Wolf Australia Group.”

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Item 1.01	Entry Into a Material Definitive Agreement	1

Item 9.01	Financial Statements and Exhibits	1

EXHIBIT 10.1

i

Item 1.01 Entry Into A Material Definitive Agreement

On June 29, 2010, Australia and New Zealand Banking Group Limited (“ANZ”) and our Australian subsidiaries GFN Australasia Holdings Pty Ltd., GFN Australasia Finance Pty Ltd., RWA Holdings Pty Limited, Royal Wolf Trading Australia Pty Limited, Royal Wolf Hi-Tech Pty Ltd., Royalwolf Trading New Zealand Ltd. And Royalwolf NZ Acquisition Co. Limited (collectively the “Royal Wolf Australia Group”) entered into a Variation Letter regarding the senior credit facility of the Royal Wolf Australia Group.  The Variation Letter, among other things, amended the financial covenants (consolidated senior and total interest coverage and senior and total debt ratios) of the credit facility to less restrictive levels, extended the termination date of certain sub-facilities to September 30, 2011, increased minimum principal payments on the credit facility to A$1,500,000 per quarter and amended the required payment of the 80% of Free Cash Flow, as defined.

A copy of the Variation Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

Exhibit:

10.1	Variation Letter dated as of June 29, 2010 among the Royal Wolf Australia Group and ANZ

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: June 30, 2010	By:	/s/ CHARLES E. BARRANTES
Charles E. Barrantes
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Variation Letter dated as of June 29, 2010 among the Royal Wolf Australia Group and ANZ

3